EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For more information, contact:
Donna Lee
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THERMADYNE HOLDINGS CORPORATION ANNOUNCES
CORPORATE CREDIT RATING UPGRADE
FROM STANDARD & POOR’S RATINGS SERVICES
ST. LOUIS, MO — May 1, 2008 — Thermadyne Holdings Corporation (NASDAQ: THMD) today announced that Standard & Poor’s (S&P’s) Ratings Services upgraded the Company’s corporate credit rating to B- from CCC+. At the same time, S&P raised the rating on Thermadyne’s $175 million 9.25% senior unsecured subordinated notes due 2014 to CCC from CCC-. S&P also raised its outlook to positive.
S&P’s Ratings Services stated: “This action results from the improved performance at the Company and from adequate cash and availability on its credit facility.”
The S&P’s Rating Services upgrade follows the recent credit rating upgrade from Moody’s Investors Service to B3 from Caa1 on the Company’s corporate family rating and to Caa1 from Caa2 on the Company’s subordinated debenture.
Paul D. Melnuk, Thermadyne’s Chairman and Chief Executive Officer commented: “We are pleased that our improving financial and operational performance is being recognized by the two major rating agencies. The execution of our brand and product strategy combined with further cost-cutting measures should profoundly change the Company’s competitive position in the marketplace.”
For the full corporate credit ratings report, please visit http://www.ratingsdirect.com.
About Thermadyne
Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.